EXHIBIT 99.7

               Company Contact:                 Jeffrey M. Jonas, MD
                                                AVAX Technologies, Inc.
                                                (816) 960-1333

               Investor Relations Contact:      Olga Fleming/Sue Yeoh
                                                CPR Financial Communications
                                                (201) 641-2408

                            Media Contact:      David Sassoon/Abenaa Hayes
                                                The Rowland Company
                                                (212) 527-7453

  AVAX TECHNOLOGIES AND NEPTUNUS INTERNATIONAL HOLDINGS LIMITED ANNOUNCE JOINT
   VENTURE AGREEMENT TO MARKET AC VACCINE(TM) TECHNOLOGY IN AUSTRALIA AND NEW
                                     ZEALAND

     - AVAX to Begin Marketing of M-Vax(TM) Melanoma Vaccine in Australia -

    - AVAX To Receive Up To $10.0 Million (AUD) as Part of the Joint Venture
                                   Agreement -

       - Peter B. Simpson Appointed as General Manager of AVAX Australia -

Kansas City, MO, June 15, 1999 -- AVAX Technologies, Inc. (NASDAQ: AVXT) today announced that it will begin to market its cancer vaccine, M-Vax(TM) in Australia, subject only to licensure of a manufacturing facility by Australia's Therapeutic Goods Administration (TGA). M-Vax, AVAX's lead cancer vaccine, is currently in pivotal registration trials in the United States for patients with stage 3 melanoma, a deadly form of skin cancer.

Consequently, AVAX will form a new subsidiary, AVAX Australia Pty. Ltd., and has entered into a letter of intent for a joint venture with Neptunus International Holdings Limited (NIHL) to manufacture and market its Autologous Cell Vaccine (AC Vaccine(TM)) in Australia and New Zealand. Under the terms of the agreement, NIHL will purchase $4.0 million (AUD) in shares and has the option to purchase up to $10.0 million (AUD) in shares, or up to a 50% interest, in AVAX Australia Pty. Ltd. AVAX will also be granted options to purchase common stock equivalent to 5% of NIHL's fully diluted shares. The joint venture agreement is subject to NIHL shareholder approval and final due diligence by both parties.

AVAX Australia will initiate the company's research, development, and commercialization efforts of its Autologous Cell (AC) Vaccine(TM) technology in Australia and New Zealand. AVAX Australia will be responsible for establishing manufacturing, research, development, marketing and sales in these territories. NIHL will also have options to participate in future commercialization in China, Malaysia, the Philippines and Thailand. Peter Simpson will be appointed General Manager and a director of the joint venture.

Jeffrey M. Jonas, M.D., President and CEO of AVAX Technologies, Inc., stated, "This important event represents a tremendous milestone for both AVAX and Australian patients. Australia and New Zealand have the highest incidence of melanoma in the world, and we anticipate achieving sales in Australia by the first half of 2000."

Dr. Jonas continued, "Our joint venture agreement with NIHL will be our first international initiative to commercialize our unique AC Vaccine technology outside of the United States. We are pursuing additional near-term product opportunities in other important geographic markets, as well as expanding the application of


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our AC Vaccine technology to other cancer indications through further research and development. Our recently announced collaboration in the area of breast cancer with the University of Tokyo is an example of our expanding R&D commitment overseas."

"NIHL's familiarity with Australia will prove invaluable as we further our efforts to bring our products to market internationally and to demonstrate the commercial feasibility of delivering custom made vaccines to patients in a cost-effective manner. In addition, the NIHL agreement will provide AVAX with access to significant funding, allowing us to expand our research, development, and commercial efforts in Australia while we enroll patients in our multi-center, pivotal registration trial of M-Vax in the United States.

"To aid AVAX in achieving its international objectives, we are extremely pleased to have Peter Simpson join our organization," Dr. Jonas added. "His extensive background in international marketing, negotiations and partnering, coupled with his regional market expertise, is very impressive, and we look forward to his contributions."

Peter B. Simpson was formerly managing director of Biota Holdings Limited (Australian Stock Exchange:BTA) of Melbourne. While at Biota, Mr. Simpson was responsible for negotiating and successfully completing an agreement with Glaxo (U.K.), under which Glaxo was granted license to Biota's products. Zanamovir, for the treatment of Influenza, has recently been approved in Australia and Europe as a direct result of that collaboration. Prior to Biota, Mr. Simpson was the director of research and development of David Bull Laboratories Pty. Ltd., one of the world's largest manufacturers and suppliers of small-volume injectable drug products. Mr. Simpson currently serves on the board of directors of NIHL, Novogen Limited, Gradipore Limited, Inovax Limited and Zenex plc.

Mr. Simpson stated, "Results from previous clinical trials of AVAX's unique vaccine technology are very compelling, and I look forward to working with AVAX management to bring about the commercial success of M-Vax for patients with malignant melanoma. It is our primary objective to actively develop additional opportunities for the company's AC Vaccine technology in other markets throughout the Pacific Rim."

Neptunus International Holdings Limited (NIHL) of Hong Kong is a pharmaceutical group first listed on the Australian Stock Exchange in 1994. The AVAX joint venture will represent its single focused new activity. Interests associated with NIHL's major shareholder maintain significant pharmaceutical and technological interests in the People's Republic of China.

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: the AC Vaccine technology, topoisomerase inhibitors and anti-estrogens.

                                       ###

Except for statements that are historical, the statements in this release are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve significant risks and uncertainties, and in light of the significant uncertainties inherent in such statements, the inclusion of such information should not be regarded as a representation by AVAX that the objectives and plans of the company will be achieved; in fact, actual results could differ materially from those contemplated by such forward-looking statements. Many important factors affect the company's ability to achieve the stated outcomes and to successfully develop and commercialize its product candidates, including, among other things, the ability to obtain substantial additional funds, obtain and maintain all necessary patents or licenses, to demonstrate the safety and efficacy of product candidates at each stage of development, to meet applicable regulatory standards and receive required regulatory approvals, to meet obligations and required milestones under its license agreements, to be capable of producing drug candidates in commercial quantities at reasonable costs, to compete successfully against other products, and to market products in a profitable manner, as well as other risks detailed from time to time in AVAX's public disclosure filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-KSB for the fiscal year ended December 31,1998. AVAX does not undertake any obligation to publicly release any revisions to these forward-looking statements or to reflect the occurrence of unanticipated events.


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